Exhibit 5.b

September 3, 2003

Eyelet Specialty Co., Inc.

c/o Crown Holdings, Inc.

One Crown Way

Philadelphia, PA 19154

Eyelet, Inc.

c/o Crown Holdings, Inc.

One Crown Way

Philadelphia, PA 19154

Dechert LLP

4000 Bell Atlantic Tower

1717 Arch Street

Philadelphia, PA 19103

Re:    Form S-4 Registration Statement (Registration No. 333-105552)

Ladies and Gentlemen:

We have acted as special counsel to Eyelet, Inc., a Florida corporation, and Eyelet Specialty Co., Inc., a Florida corporation (each a “Florida Guarantor” and collectively the “Florida Guarantors”), in connection with the preparation and filing of the Registration Statement on Form S-4 (Registration No. 333-105552) originally filed by Crown European Holdings, a société anonyme organized under the laws of the Republic of France (“CEH”), and the other registrants, including the Florida Guarantors, named therein (the “Guarantors”) on May 23, 2003 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as amended (the “Registration Statement”), for the purpose of registering the issuance by CEH of up to an aggregate principal amount of (i) $1,085,000,000 of CEH’s 9 1/2% Second Priority Senior Secured Notes due 2011; (ii) €285,000,000 of CEH’s 10 1/4% Second Priority Senior Secured Notes due 2011; and (iii) $725,000,000 of CEH’s 10 7/8% Third Priority

Eyelet Specialty Co., Inc.

Eyelet, Inc.

September 3, 2003

Senior Secured Notes due 2013 (the “New Notes”) and the guarantees thereof by the Guarantors (the “New Guarantees”) under the Securities Act. The New Notes are to be issued in exchange for an equal aggregate principal amount of CEH’s outstanding (i) 9 1/2% Second Priority Senior Secured Notes due 2011; (ii) 10 1/4% Second Priority Senior Secured Notes due 2011; and (iii) 10 7/8% Third Priority Senior Secured Notes due 2013, respectively (the “Old Notes”), and the guarantees thereof by the Guarantors (the “Old Guarantees”), pursuant to the Registration Rights Agreements (the “Registration Rights Agreements”) by and among CEH, the Florida Guarantors, the other Guarantors, Salomon Smith Barney Inc., Deutsche Bank Securities Inc., ABN AMRO Incorporated and Jefferies & Company, Inc. incorporated by reference as Exhibits 4.k and 4.l to the Registration Statement. The New Notes and the New Guarantees are to be issued pursuant to the terms of the Indentures (the “Indentures”) by and among CEH, the Florida Guarantors, the other Guarantors and Wells Fargo Bank Minnesota, National Association as trustee (the “Trustee”), incorporated by reference as Exhibits 4.m and 4.p to the Registration Statement. The Indentures are to be qualified under the Trust Indenture Act.

For purposes of our opinions, we have reviewed such documents and made such other investigation as we have deemed appropriate. As to matters of fact, we have relied on the representations and warranties made by the parties in the Indentures and on certificates of public officials and officers of the Florida Guarantors. We have made no independent investigation of the accuracy or completeness of such matters of fact. We have assumed without inquiry or other investigation that (a) each natural person executing the documents referred to herein is legally competent to do so, and (b) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine.

Based on and subject to the foregoing and subject to the exceptions, qualifications and limitations set forth herein, we express the following opinions:

1. Each Florida Guarantor has been incorporated under the Florida Business Corporation Act and its status is active.

2. Each Florida Guarantor has the corporate power to execute, deliver and perform its New Guarantees.

3. Execution, delivery and performance of the New Guarantees of each Florida Guarantor have been duly authorized by such Florida Guarantor.

Eyelet Specialty Co., Inc.

Eyelet, Inc.

September 3, 2003

4. Each Florida Guarantor has duly executed and delivered the Indentures and the Registration Rights Agreements.

This opinion letter is based as to matters of law solely on such internal law of the State of Florida (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of Florida), and such federal law of the United States of America that, in each case in our experience, applies to a transaction of the type described herein and the parties thereto. Accordingly, we express no opinion with respect to the effect of the laws of any other jurisdiction on the transactions described herein.

This letter speaks as of the date hereof. We disclaim any obligation to provide you with any subsequent opinion or advice by reason of any future changes or events which may affect or alter any opinion rendered herein.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein under the caption “Legal Matters”. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder.

Very truly yours,

HOLLAND & KNIGHT LLP